Exhibit 10(q)


           THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND ACCORDINGLY MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS OR PURSUANT TO AN EXEMPTION THEREFROM. THE PRINCIPAL AMOUNT OF THIS NOTE, AND INTEREST IN RESPECT THEREOF, IS SUBORDINATED TO THE PAYMENT IN FULL OF ALL SENIOR INDEBTEDNESS AND IS SUBJECT TO SET-OFF, AS DESCRIBED RN THIS NOTE.

                          DEFLECTO HOLDINGS, INC.

                      NON-NEGOTIABLE SUBORDINATED NOTE
                             DUE APRIL 30, 2004

$5,000,000                                                 Deerfield, Illinois

         FOR VALUE RECEIVED, the undersigned, DEFLECTO HOLDINGS, INC., a Delaware corporation (together with its successors, the "Corporation"), hereby promises to pay to STEPHEN T. MEYER (together with its successors and permitted assigns, the "Holder"), at 380 Gulf of Mexico, Unit 526, Longboat Key, Florida 34228, the aggregate principal amount of Five Million Dollars ($5,000,000) on the installment dates stated in Section 1.2 hereof Certain capitalized terms are used in this Note as defined in Section 7.

     Section 1. Payment.


     1.1. Interest. Subject to Section 3, the outstanding principal amount of this Note shall bear interest (computed on the basis of a 365 or 366 day year, as the case may be) at a rate equal to eight and one-half percent (8 1/2%) per annum from (but excluding) the date hereof to (and including) the Maturity Date. Subject to Section 3, such interest shall be payable (i) annually in arrears, with respect to each fiscal year of the Corporation (or portion thereof) on the 120th day following the end of such Corporation's fiscal year (or portion thereof) ("Interest Payment Dates"), commencing with the period ending December 31, 1998, and (ii) on the Maturity Date.

     1.2. Principal. Subject to Section 3, the Corporation shall pay the principal amount in two (2 equal installments of $2,500,000 each on April 30, 2003 and on April 30, 2004, respectively.

     1.3. Business Days. Whenever payment of principal of, or interest on, this Note shall be due on a date that is not a Business Day, the date for payment thereof shall be the next succeeding Business Day and interest due on the unpaid principal and any other Amounts Payable hereunder shall accrue during such extension and shall be payable on such succeeding Business Day.

     Section 2. Prepayments; Set-off.

     2.1. Optional Prepayment. The Corporation shall have the right to prepay the principal amount of this Note in whole or in part at any time, or from time to time, without payment of any premium or penalty whatsoever, together with interest thereon accrued to the date of prepayment, and any such prepayment in excess of the accrued interest and any costs or expenses due from the Corporation shall be applied to reduce the Corporation's principal payment obligations under Section 1.2 in the order of maturity of such payment obligations; provided, however, that so long as any Senior Indebtedness remains outstanding and unpaid, any commitment to provide Senior Indebtedness is outstanding, or any other amount is owing to the holders of Senior Indebtedness, this Note may not be prepaid in whole or in part, without the written consent of the holders of Senior Indebtedness.

     2.2. Set-off. The Corporation shall have the right, without any obligation, to set-off and reduce any Amounts Payable hereunder for any obligations or liabilities of the Holder to the Corporation or any claims by the Corporation against the Holder or any of the Sellers (as defined in the Deflecto Purchase Agreement) in connection with the indemnification obligations of the Sellers under the Deflecto Purchase Agreement. The Holder, by accepting this Note, hereby acknowledges and agrees to the foregoing provisions and any subsequent transferee or successor shall be bound by the foregoing by becoming such transferee or successor.

     Section 3. Free Cash Flow.

     3.1. Payment Limitation. Notwithstanding any other provision of this Note, the Corporation shall only be required to pay interest, principal or any other Amounts Payable in respect of this Note if and to the extent the Corporation's Free Cash Flow for the Corporation's fiscal year immediately preceding the required payment date is sufficient and available to make such payment. If the Corporation's Free Cash Flow for such fiscal year is not sufficient to make such payments, then such payments will not be made nor be required to be made under this Note, and the Corporation's payment obligation under this Note will be deferred until the Corporation's Free Cash Flow would permit payment under this Section 3, and such deferral of payment will not be an Event of Default under this Note, provided that the Maturity Date will not be deferred under this Section 3 for more than two years, at which time, all principal of, interest on and other Amounts Payable in respect of this Note will be due and payable.

     3.2. Interest Accrual. If, as a result of Section 3.1, the Corporation does not pay interest on an Interest Payment Date or on the Maturity Date, then such unpaid interest will continue to accrue interest at the rate stated in Section 1 until paid.

     3.3. Principal and Amounts Payable Deferral. If, as a result of
Section 3.1, the Corporation does not pay principal or any other Amounts Payable (other than interest) on any required payment date, then such principal and Amounts Payable will be deferred and be paid at the Maturity Date, together with interest on any principal and Amounts Payable so deferred at the rate specified in Section 1.1.



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

     3.4. Allocation. If the Corporation's Free Cash Flow for any fiscal year is available to pay some, but not all, of the required payments, then such available Free Cash Flow will be allocated first to any outstanding costs and expenses incurred by the Holder to enforce the Corporation's payment obligations hereunder, second to required interest payments, third to required principal payments, and then to required payments of any other Amounts Payable.

     Section 4. Corporate Transactions.

     4.1. Sale of Assets. The Corporation will not, and will not permit Deflecto to, sell or otherwise dispose of substantially all of its assets in a single transaction or series of related transactions other than to an Affiliate unless (a) in connection therewith this Note is prepaid in full or (b) the acquiring entity expressly assumes the Corporation's obligations under this Note; provided, however, that the assuming entity shall (i) after giving effect to the acquisition have a net worth computed in accordance with GAAP ("GAAP Net Worth") equal to not less than the Corporation's GAAP Net Worth immediately prior to the acquisition and (ii) not be in default under any financial obligations, Upon the assumption by the acquiring entity of the Corporation's obligations under this Note, the Corporation shall be released and discharged from its obligations and liabilities hereunder, without the requirement of further notice or consent from the Holder.

     4.2. Merger. The Corporation will not, and will not permit Deflecto to, consolidate or merge with or into any other corporation, other than (a) the merger or consolidation of a Subsidiary with or into the Corporation or Deflecto, (b) a merger Pursuant to which the Corporation or Deflecto, as the case may be, is the surviving entity, or (c) a merger or consolidation in which neither the Corporation nor Deflecto is the surviving entity and pursuant to which the surviving or consolidated entity unconditionally assumes each and all of the Corporation's or Deflecto's, as the case may be, obligations under this Note.

     4.3. Change of Control. This Note and all Amounts Payable hereunder shall be immediately due and payable if the shareholders of the Corporation or Deflecto on the date of this Note, or any Affiliates of such shareholders, shall no longer hold at least 25 percent of all the voting common stock of the Corporation, unless the failure to no longer hold at least 25 percent of all the voting common stock of the Corporation is a result of a merger or consolidation which meets the requirements of
Section 4.)

     4.4. Dividends. Until this Note and all Amounts Payable hereunder are paid in full, the Corporation will not make, and will not permit Deflecto to make, all payments or any other distributions to stockholders of the Corporation's capital stock as dividends or for the redemption or other acquisitions of said capital stock or for any other purpose whatsoever ("Dividends ). For purposes of this Section, Dividends shall not include any of the following payments between the Corporation and any Affiliate:
(a) any payments under any tax sharing agreement in connection with the filing of consolidated federal and/or state income tax returns, provided such payments do not exceed the Corporation's separate share of federal and state income tax liability computed under such agreement, (b) any payments under any management consulting agreement (a "Consulting Agreement") between the Corporation or Deflecto and any Affiliate of the Corporation or Deflecto, provided the annual payments thereunder (i) do not exceed one percent (1%) of the Corporation's annual net sales on a consolidated basis if the Corporation is not precluded from paying any Amounts Payable to the Holder under Section 3.1 or Section 6 of this Note or (ii) do not exceed

$430,000 if the Corporation is precluded from paying any Amounts Payable to the Holder under Section 3.1 or Section 6 of this Note, or (c) the payment of arm's length intercompany arrangements or transactions between the Corporation or Deflecto and any Affiliate, provided the terms of any said arrangements or transactions are comparable to those that would have been accepted by an independent third party.

     4.5. Loans Prohibited. So long, as any amount remains outstanding under this Note, the Corporation shall not make, and shall not permit Deflecto to make, any loans, advances or other extensions of credit to the Corporation or any of its Affiliates, or except as expressly permitted by the terms of this Note, engage in any transaction that would give rise to any liability or other obligations owing to the Corporation or any of its Affiliates, other than liabilities or obligations created in the ordinary course of Deflecto's business.

     Section 5. Defaults.

     5.1. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) the Corporation shall fail to pay within ten Business Days of the due date thereof any principal of this Note or shall fail to pay within ten Business Days of the due date thereof any interest or any other Amounts Payable hereunder and the same shall not have been cured within 30 days after written notice thereof has been given by the Holder to the Corporation,

          (b) the Corporation shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors; or

          (c) an involuntary case or other proceeding shall be commenced against the Corporation seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Corporation under the Federal bankruptcy laws as now or hereafter in effect.

then, and in every such event, subject to the provisions of Section 6, the Holder may, by notice to the Corporation and to the holders of Senior Indebtedness, declare the principal amount of this Note together with accrued interest thereon, to be, and such portions of the principal amount of this Note (and accrued interest thereon) shall thereupon become, due and payable on the tenth Business Day following delivery of such notice to the Corporation and to the holders of Senior Indebtedness without presentment, demand, protest or further notice of any kind, all of which are hereby waived by the Corporation; provided, that (x) the Events of Defaults specified in paragraph (a) will be subject to Section 3, and (y) in the case of any of the Events of Default specified in paragraph (b) or (c), such portions of the principal amount of this Note (together with accrued interest thereon) shall immediately (and without notice) become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Corporation.

     Section 6. Subordination.

     6.1. Loans Subordinated to Senior Indebtedness. Notwithstanding any provision of this Note to the contrary, the Corporation covenants and agrees, and the Holder by acceptance of this Note likewise covenants and agrees, subject to the terms of Section 6.2(f), that all Amounts Payable shall be subordinated to the extent set forth in this Section 6 to the prior payment in full, in cash or cash equivalents satisfactory to the holders of Senior Indebtedness, of all Senior Indebtedness. This Section 6 shall constitute a continuing offer to and covenant with all persons who become holders of, or continue to hold, Senior Indebtedness (irrespective of whether such Senior Indebtedness was created or acquired before or after the issuance of this Note). The provisions of this Section 6 are made for the benefit of all present and future holders of Senior Indebtedness (and their successors and assigns), and shall be enforceable by them directly against the Holder.

     6.2. Priority and Payment Over of Proceeds in Certain Events.

          (a) Upon any payment or distribution of assets of the Corporation, whether in cash, property, securities or otherwise, in the event of any dissolution, winding up or total or partial liquidation, reorganization, arrangement, adjustment, protection, relief or composition, or assignment for the benefit of creditors of the Corporation, whether voluntary or involuntary or in bankruptcy, insolvency, receivership, reorganization, relief or other proceedings or upon an assignment for the benefit of creditors or any other marshaling of all or part of the assets and liabilities of the Corporation (the foregoing events herein collectively referred to as an "Insolvency Event"), all Senior Indebtedness shall First be paid in full, in cash, or payment provided for in cash equivalents in a manner satisfactory to the holders of Senior Indebtedness, before the Holder shall be entitled to receive any payment or distribution of assets of the Corporation relating to any Amounts Payable. Upon any Insolvency Event, any payment or distribution of assets of the Corporation, whether in cash, property, securities or otherwise, to which the Holder would be entitled relating to any Amounts Payable, except for the provisions of this Section 6, shall be made by the Corporation or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, directly to the holders of the Senior Indebtedness or their representatives for application to the payment or prepayment of all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

          (b) If (i) there has occurred and is continuing a default in the payment of all or any portion of any Senior Indebtedness, unless and until such default shall have been cured or waived, the Corporation shall not make any payment on or with respect to any Amounts Payable or acquire this Note (or any portion thereof) for cash, property, securities or otherwise; or (ii) an event (not involving the non-payment of any Senior Indebtedness) shall have occurred or, with the (living of notice, or passage of time, or both, would occur, that would allow holders of any Senior Indebtedness to accelerate or otherwise demand the payment thereof, and the holders of the Senior Indebtedness give notice of such event to the Corporation (the date that such notice is received by the Corporation is the "Notice Date"), the Corporation shall not make any payment on or with respect to any Amounts Payable or acquire this Note (or any portion hereof) for cash, property, securities or otherwise during the period (the "Blockage Period") commencing on the Notice Date and ending on the earlier of
     (A) two years after the Notice Date if at the end of such two year period such event is not the subject of judicial proceedings and such Senior Indebtedness shall not have been accelerated, (B) the date such event is cured or waived to the satisfaction of the holders of the Senior Indebtedness, or (C) the date the holders of such Senior Indebtedness shall have given notice to the Corporation of the voluntary termination of the Blockage Period. By virtue of accepting this Note and the benefits hereof, during any time period during which payment of any part of Amounts Payable due under this Note is prohibited by any of the terms of this Note, the Holder shall not be entitled, and will not take any action, including any judicial process, to accelerate, demand payment or enforce any Indebtedness in respect of this Note or any other claim with regard to any Amounts Payable. For purposes of clause (1) of the first sentence of this
     Section 6.2(b), (1) no default in the payment of the principal portion of Senior Indebtedness which is held by any Affiliate of the Corporation shall be deemed to have occurred so long as principal payments in at least the amounts set forth in Exhibit A have occurred (and such amounts have not been reborrowed by the Corporation and such amounts do not need to be reborrowed to make a payment of any Amounts Payable hereunder); and (2) any payments of principal on the Senior Indebtedness held by any Affiliate of the Corporation shall be considered payments of the principal amounts set forth on Exhibit A in the order of maturity. The previous sentence shall not apply to any
     (x) Senior Indebtedness which is held by an entity that is not an Affiliate of the Corporation or (y) acceleration of Senior Indebtedness caused by an event described in clause (10) of this
     Section 6.2(b).

          (c) If, notwithstanding the foregoing provisions prohibiting payments or distributions, the Holder shall have received any payment of, or on account of, any Amounts Payable that was prohibited by this
     Section 6, before all Senior Indebtedness shall have been paid in full, then and in such event such payments or distributions shall be received and held in trust for the holders of the Senior Indebtedness and promptly paid over or delivered to the holders of the Senior Indebtedness remaining unpaid thereof to the extent necessary to pay in full, in cash or cash equivalents satisfactory to the holders of the Senior Indebtedness, such Senior Indebtedness in accordance with its terms after giving effect to any concurrent payment or distribution to the holder of such Senior Indebtedness; provided, that any such payment which is, for any reason, not so paid over or delivered shall be held in trust by the Holder for the holders of Senior Indebtedness.

          (d) So long as any Senior Indebtedness remains outstanding, or the commitment to make credit extensions of said Senior Indebtedness shall not have been terminated, the Holder will not be entitled to take, demand, or receive, directly or indirectly, by setoff, redemption, purchase or in any manner, any voluntary prepayment or other payment of any Amounts Payable in amounts or in a manner which are in violation of the provisions of this Section 6.



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


          (e) Upon any payment or distribution of assets referred to in
     Section 6.2(a), the Holder shall be entitled to rely upon any order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making any such payment or distribution of assets, delivered to the Holder for the purpose of ascertaining the persons entitled to participate in such distribution of assets, the holders of Senior Indebtedness and other Indebtedness of the Corporation, the amount thereof or payable thereon, the amount of amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 6.

          (f) Notwithstanding anything contained in this Note to the contrary, the failure of the Corporation to deliver written notice to the Holder of any event of default under the Senior Indebtedness shall preclude the holders of Senior Indebtedness from recovering from the Holder (and any future holder) any Amounts Payable that may be paid to the Holder (and any future holder) by the Corporation after the date of a default under the Senior Indebtedness and prior to such written notice of default, it being understood and agreed by the Corporation that any Amounts Payable paid to the Holder (and any future holder) prior to the delivery to the Holder from the Corporation of written notice of any event of default under the Senior Indebtedness shall be the property of the Holder (or any future holder) and not be subject to set-off, recoupment or disgorgement. The Corporation shall promptly deliver written notice to the Holder (and any future holder) of the Corporation's receipt of any default under the Senior Indebtedness.

     6.3. Rights of Holders of Senior Indebtedness Not To Be Impaired, etc.

          (a) No right of any present or future holder of any Senior Indebtedness to enforce the subordination and other terms and conditions provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act by any such holder, or by any noncompliance by the Corporation, with the terms and provisions and covenants herein regardless of any knowledge thereof that any such holder may have or otherwise be charged with, subject to the limitations of paragraph 6.2(f).

          (b) This Section 6 may not be amended without the written consent of each holder of the Senior Indebtedness and of the Holder, and any purported amendment without such consent shall be void. No holder of Senior Indebtedness shall be prejudiced in such holder's right to enforce the subordination and other terms and conditions of this Note by any act or failure to act by the Corporation or anyone in custody of its assets or property.

     6.4. Subrogation. Subject to and upon the payment in full of all Senior Indebtedness, the Holder shall be subrogated, to the extent of payments or distributions made to the holders of Senior Indebtedness pursuant to or by reason of this Section 6, to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Corporation made on such Senior Indebtedness until all amounts due under this Note shall be paid in full, and for the purposes of such subrogation, no payments or distributions to holders of such Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 6, and no payment over pursuant to the provisions of this Section 6 to holders of such Senior

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Indebtedness by the Holder, shall, as among the Corporation, its creditors
(other than holders of such Senior Indebtedness) and the Holder be deemed to be a payment by the Corporation to or on account of such Senior Indebtedness, it being understood that the provisions of this Section 6 are solely for the purpose of defining the relative rights of the holders of such Senior Indebtedness, on the one hand, and the Holder, on the other hand.

     6.5. Obligations of the Corporation Unconditional. Nothing contained in this Note is intended to or shall impair, as between the Corporation and the Holder, the obligation of the Corporation, which is absolute and unconditional, to pay to the Holder all Amounts Payable, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the Holder and other creditors of the Corporation (other than the holders of Senior Indebtedness), except as provided in Section 6.2(b).

     6.6. Section 6 Not To Prevent Events of Default. The failure to make a payment of any Amounts Payable by reason of any provision of this Section 6 shall not be construed as preventing the Occurrence of an Event of Default under Section 5.1 hereof, except as provided in Section 6.2(b).

     6.7. Additional Rights of Holders of Senior Indebtedness. If the Senior Indebtedness has not been paid in full, in cash or cash equivalents satisfactory to the holders of Senior Indebtedness, at a time in which the Corporation is subject to an Insolvency Event, (a) the holders of the Senior Indebtedness are hereby irrevocably authorized, but shall have no obligation, to demand, sue for, collect and receive every payment or distribution received in respect of any such Insolvency Proceeding and give acquittance therefor and to file claims and proofs of claim, as their interests may appear, and (b) the Holder shall duly and promptly take, for the account of the holders of the Senior Indebtedness, as their interests may appear, such actions as the holders of the Senior Indebtedness may request to collect and receive all Amounts Payable by the Corporation in respect of this Note and to file appropriate claims or proofs of claim in respect of this Note. Upon request by the Corporation, the Holder of this Note shall deliver to the holders of Senior Indebtedness or parties contemplating becoming holders of Senior Indebtedness a written statement confirming that (i) the provisions (including the subordination provisions) of this Note are in full force and effect; and (ii) that such party is or will be entitled to rely upon and enjoy the benefits of the provisions (including the subordination provisions) of this Note as a holder of Senior Indebtedness.

     6.8. Senior Indebtedness Changes. By virtue of accepting this Note and the benefits hereof, the Holder hereby waives any and all notice of renewal, extension or accrual of any of the Senior Indebtedness, present or future, and agrees and consents that without notice to or consent of the
Holder: (a) the obligations and liabilities of the Corporation or any other party or parties under any of the Senior Indebtedness may, from time to time, in whole or in part, be renewed, refinanced, replaced, extended, refunded, modified, amended, accelerated, compromised, supplemented, terminated, increased, decreased, sold, exchanged, waived or released, (b) the holders of Senior Indebtedness and their representatives may exercise or refrain from exercising any right, remedy or power granted by any document creating, evidencing or otherwise related to the Senior Indebtedness or at law, in equity, or otherwise, with respect to the Senior Indebtedness or in connection with any collateral security or lien (legal or equitable) held, given or intended to be given therefor (including, without limitation, the right to perfect any lien or security interest created in connection therewith), (c) any and all collateral security and/or liens (legal or equitable) at any time, present or future, held, given or intended to be given for the Senior Indebtedness, and any rights or remedies of the holders of Senior Indebtedness and their representatives

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in respect thereof, may, from time to time, in whole or in part, be exchanged, sold, surrendered, released, modified, perfected, unperfected, waived or extended by the Holders and their representatives; (d) any balance or balances of funds with any holder of Senior Indebtedness at any time standing to the credit of the Corporation or any guarantor of any of the Senior Indebtedness may, from time to time, in whole or in part, be surrendered or released; all as the holders of Senior Indebtedness, their representatives or any of them may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination to the Senior Indebtedness provided for herein; and (e) the Corporation may incur any amount or type of Senior Indebtedness (including Senior Indebtedness owed to Affiliates), or modify, restate, refinance, replace or amend any Senior Indebtedness from time to time, on terms and conditions acceptable to the Corporation, without notice to or approval by the Holder.

     6.9. Waivers. In the event the holders of Senior Indebtedness elect to exercise their remedies to liquidate any collateral given to secure the Senior Indebtedness, the Holder hereby waives any right it may have to contest the validity of or the value obtained as a result of the exercise of remedies by the holders of Senior Indebtedness, including, but not limited to, a foreclosure, a sale pursuant to the Uniform Commercial Code or the acceptance by the holders of Senior Indebtedness in lieu of foreclosure. The Holder further waives any right it may have either in or out of any bankruptcy or similar proceeding to challenge any action taken by the holders of Senior Indebtedness as either a preference or fraudulent conveyance and further agrees not to take any active role in such a proceeding other than the filing of claim any such proceeding which claim shall be subordinate (to the extent set forth above) to the claims of the holders of Senior Indebtedness.

     Section 7.  Definitions.

         For purposes of this Note, the following terms have the meanings set forth below:

         "Affiliate" means Jordan Industries, Inc. and its respective direct and indirect Subsidiaries, and any other person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with them.

         "Amounts Payable" means all principal of, interest on, premium, if any, fees, costs, expenses, indemnities or any other amounts due (including any voluntary prepayment) from the Corporation under this Note, and all claims against or liabilities of the Corporation in respect of this Note.

         "Business Day" means any day except a Saturday, Sunday or other days on which commercial banks in New York City are required or authorized by law to close.

         "Capital Expenditures" means the capital expenditures of the Corporation, determined in accordance with generally accepted accounting principles, consistently applied.

         "Closing Date" means the date on which the transactions contemplated by the Deflecto Purchase Agreement are consummated.

         "Default" means any condition or event that constitutes an Event of Default or that with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Deflecto" means collectively, Deflecto Corporation, an Indiana corporation, Deflect-O Products Limited, an Ontario corporation, Deflecto Canada, Ltd. and Literature Display Products, LLC, along with any future Subsidiaries of any of such companies.

         "Deflecto Purchase Agreement" means the Agreement for Purchase and Sale, dated as of January 23, 1998, among the Corporation and all of the stockholders of Deflecto, as the same has been or may be amended from time to time.

         "Free Cash Flow" means, for any period, (i) the consolidated net income (or net deficit) of the Corporation (or any successor to the Corporation as permitted under Article 4) and its Subsidiaries (excluding, however, (A) all extraordinary and other non-recurring items of income, but not loss, and (B) all interest income as reflected in the Corporation's financial statements), plus (ii) interest (including deferred financing fees and expense) and other expense in respect of the Corporation's Indebtedness (including intercompany Indebtedness or Indebtedness owed to Affiliates) charged, accrued or otherwise allocated against such net income plus (iii) expenses for amortization charged, accrued or otherwise allocated against such net income, plus (iv) expenses for depreciation (including increased depreciation and increased inventory values resulting from purchase accounting in connection with acquisitions and business combinations) charged, accrued or otherwise allocated against such net income; plus (v) any reductions in Working Capital from the beginning to the end of such period; minus (vi) payments of interest and principal on Indebtedness (other than required interest and principal payments on this Note) paid or accrued during such period or otherwise payable on the applicable payment date; provided, however, the aggregate amount of the principal payments on the Senior Indebtedness included in the calculation of Free Cash Flow shall equal the amount set forth on Exhibit A for the period in question, whether or not paid during such period and whether or not such payments are greater or less than such amounts set forth on Exhibit A; minus (vii) any increases in Working Capital from the beginning to the end of such period; minus (viii) Capital Expenditures during such period Free Cash Flow will reflect selling, general and administrative expense, management, consulting and service fees, general and overhead, allocated to the Corporation by its Affiliates. Free Cash Flow will be determined by the Corporation's Board of Directors from the Corporation's financial statements, which will be prepared in accordance with generally accepted accounting principles, consistently applied. Any calculation or determination of Free Cash Flow in accordance with the preceding sentence will be final, binding, conclusive and non-appealable.

         "Guarantee" means any guarantee of any Indebtedness of the Corporation (including any successor thereto by merger) or any Affiliate of the Corporation, provided, and to the extent that, such Indebtedness is used by the Corporation or such Affiliate to provide funds for: (i) the acquisition of all the equity interests of Deflecto, (ii) to provide Working Capital to or for Deflecto, (iii) to finance capital expenditures by Deflecto or (iv) to finance acquisitions by the Corporation or Deflecto.

         "Indebtedness" means any indebtedness (including, without limitation, Senior Indebtedness), whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the deferred and unpaid balance of the purchase price of any property (including pursuant to capital leases), and any financial hedging obligations, if and to the extent such indebtedness (other than a financial hedging obligation) would appear as a liability upon a balance sheet of such person prepared on a consolidated basis in accordance with generally accepted accounting principles, other than a trade payable or accrued expense, and also includes, to the extent not otherwise included, any Guarantee Indebtedness owed to Affiliates will be Indebtedness for purposes of this Note.

         "Maturity Date"' means April 30, 2004, subject to extension to a later date as provided by the terms of this Note, but in no event shall it mean a date later than April 30, 2006.

         "Note" means this Non-Negotiable Subordinated Note due April 30,
2004.

         "Senior Indebtedness" shall mean the principal, interest
(including any interest accruing subsequent to an event specified in Sections 5.1(b) and 5.1(c)), premium, if any, fees (including, without limitation, any commitment, agency, facility, structuring, restructuring or other fee), costs, expenses, indemnities, and other amounts due on or in connection with any Indebtedness of the Corporation (including, without limitation, any intercompany Indebtedness), now or herewith incurred, or any documents executed under or in connection therewith, and any amendments, modifications, deferrals, renewals or extensions of such Indebtedness, and any amounts owed in respect of any Indebtedness incurred in refinancing, replacing or refunding the foregoing (including any refinancing, replacing or refunding with new lenders), unless the terms of such Indebtedness expressly provide that such Indebtedness is not Senior Indebtedness with respect to this Note. Nothing in this Note shall restrict an Affiliate of the Corporation from being a holder of Senior Indebtedness. Indebtedness owed by the Corporation to Affiliates, to the extent permitted by the terms of this Note, will be Senior Indebtedness for purposes of this Note. Senior Indebtedness shall include any payables, accrued expenses, fees and other amounts due to an Affiliate of the Corporation, to the extent permitted under the terms of this Note. Senior Indebtedness shall not include any prohibited loan or other amounts that would be excluded from the definition of Guarantee if the Corporation was a secondary, rather than a primary, obligor with respect to such indebtedness. Notwithstanding anything herein to the contrary, none of the obligations or liabilities of the Corporation to Holder or any other stockholder of Deflecto Corporation, an Indiana corporation, shall be included in Senior Indebtedness.

         "Subsidiary" of a person means any Corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions are at the time directly or indirectly owned by such person.

         "Working Capital" means the difference of (a) the sum of Corporation's net account receivables, inventories (net of reserves), and prepaid expenses, minus (b) the sum of accounts payable and accrued expenses, determined in accordance with generally accepted accounting principles, consistently applied.

     Section 8.  Miscellaneous.

     8.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, or sent by facsimile transmission, or if mailed or sent by overnight courier, upon receipt thereof, as follows:

                  If to the Corporation to:
                  Thomas H. Quinn
                  Joseph C. Linnen
                  c/o Deflecto Holdings, Inc.
                  Arbor Lake Centre,
                  Suite 550
                  1751 Lake Cook Road
                  Deerfield, Illinois 60015
                  Telephone: 847-945-5591
                  Telecopier- 847-945-5698

         with a copy to:

                  G. Robert Fisher, Esq.
                  Michael J. Beal, Esq.
                  Bryan Cave LLP
                  1200 Main Street, Suite 3500
                  Kansas City, Missouri 64105
                  Telephone: 816-374-3200
                  Telecopier: 816-374-3300

         If to the Holder, to:

                 Stephen T. Meyer
                 380 Gulf of Mexico, Unit 526
                 Longboat Key, Florida 34228
                 Telephone: 941-387-0418
                 Telecopier: 941-387-0812

         with a copy to:

                  John R. Carr III
                  Buschmann Carr & Shanks
                  1020 Market Tower
                  10 West Market Street
                  Indianapolis, Indiana 46204-2963
                  Telephone: 317-636-5511
                  Telecopier: 317-836-3661

Each party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.

     8.2. No Waivers. No failure or delay by the Holder in exercising any right, power or privilege hereunder or under this Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on the Corporation in any case shall entitle the Corporation to any other or further notice or demand in related or similar circumstances requiring such notice.

     8.3. Amendments and Waivers. Any provision of this Note may be amended or waived if, but only if, such amendment or waiver is in writing, signed by the Corporation and the Holder.

     8.4. Successors and Assigns. The provisions of this Note shall be binding upon and inure to the benefit of the Holder and his heirs, successors and permitted assigns. Without the prior written consent of the Corporation and the holders of Senior Indebtedness, the Holder of this Note agrees that he will not (a) sell, assign, pledge or otherwise transfer, in whole or in part, directly or indirectly, by operation of law or otherwise, this Note or any interest therein or (b) create, incur or suffer to exist any security interest, lien, charge or other encumbrance whatsoever upon this Note. If requested by a holder of Senior Indebtedness as part of any consent, the assignee or transferee of the Holder shall agree in writing to be bound by all of the terms of this Note. The holder hereof hereby waives proof of reliance hereon by the holders of Senior Indebtedness.

     8.5. Replacement Note. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Corporation from the Holder and upon reimbursement to the Corporation of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Corporation will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

     8.6. Corporation's Obligations. The Holder agrees and acknowledges that this Note and the Corporation's obligations hereunder and for all Amounts Payable are solely obligations and liabilities of the Corporation. None of the Corporation's directors, officers, employees, stockholders, advisors, consultants and affiliates or any other persons shall be obligated or liable in respect of this Note or any Amounts Payable, and Holder hereby releases them from any such obligation of liability.

     8.7. LITIGATION. THIS NOTE SHALL BE GOVERNED BY, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, AND NO DOCTRINE OF CHOICE OF LAW SHALL BE USED TO APPLY ANY LAW OTHER THAN THAT OF ILLINOIS, AND NO DEFENSE, COUNTERCLAIM OR RIGHT OF SET-OFF GIVEN OR ALLOWED BY THE LAWS OF ANY OTHER STATE OR JURISDICTION, OR ARISING OUT OF THE ENACTMENT, MODIFICATION OR REPEAL OF ANY LAW, REGULATION, ORDINANCE OR DECREE OF ANY FOREIGN JURISDICTION, SHALL BE INTERPOSED IN ANY ACTION HEREON. SUBJECT TO SECTION 8.8, THE PARTIES AGREE THAT ANY ACTION OR

PROCEEDING TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE STATE COURTS, OR IN THE UNITED STATES DISTRICT COURTS IN CHICAGO, ILLINOIS. THE PARTIES CONSENT TO SUCH JURISDICTION, AGREE THAT VENUE WILL BE PROPER IN SUCH COURTS AND WAIVE ANY OBJECTIONS BASED UPON FORUM NON CONVENIENS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION 8.7 SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY ACTION UNDER THIS AGREEMENT IN ANY OTHER JURISDICTION.

     8.8. ARBITRATION. THE HOLDER HEREBY WAIVES AND SHALL NOT SEEK JURY TRIAL IN ANY LAWSUIT, PROCEEDING, CLAIM, COUNTERCLAIM, DEFENSE OR OTHER LITIGATION OR DISPUTE UNDER OR IN RESPECT OF THIS NOTE. THE HOLDER AGREES THAT ANY SUCH DISPUTE RELATING TO OR IN RESPECT OF THIS NOTE, ITS NEGOTIATION, EXECUTION, PERFORMANCE, SUBJECT MATTER, OR ANY COURSE OF CONDUCT OR DEALING OR ACTIONS UNDER OR IN RESPECT OF THIS NOTE, SHALL BE SUBMITTED TO, AND RESOLVED EXCLUSIVELY PURSUANT TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL ARBITRATION RULES OF THE AMERICAN ARBITRATION ASSOCIATION. SUCH ARBITRATION SHALL TAKE PLACE IN CHICAGO, ILLINOIS, AND SHALL BE SUBJECT TO THE SUBSTANTIVE LAW OF THE STATE OF ILLINOIS. DECISIONS PURSUANT TO SUCH ARBITRATION SHALL BE FINAL, CONCLUSIVE AND BINDING ON THE PARTIES. UPON THE CONCLUSION OF ARBITRATION, THE PARTIES MAY APPLY TO ANY APPROPRIATE COURT OF THE TYPE DESCRIBED IN SECTION 8.7 TO ENFORCE THE DECISION PURSUANT TO SUCH ARBITRATION.

                                         DEFLECTO HOLDINGS, INC.



                                         By
                                            -----------------------------
                                            Joseph Linnen, Vice President

                                                                  EXHIBIT A



                       SENIOR DEBT REPAYMENT SCHEDULE
                       ------------------------------


                            YEAR            AMOUNT
                            ----            ------
                              1             $300,000
                              2             $800,000
                              3           $1,400,000
                              4           $2,200,000
                              5           $2,500,000
                              6           $2,500,000
                              7           $5,800,000
                              8           $7,000,000